Exhibit 21

Pharmaceutical Product Development, Inc. and Subsidiaries

The subsidiaries of Pharmaceutical Product Development, Inc., as of February 15, 2011, are as follows:

	Name of Subsidiary	Jurisdiction of Incorporation or Organization
1.	Applied Bioscience International, LLC	Delaware
2.	PPD Global Central Labs, LLC	Kentucky
3.	PPD Aeronautics, LLC	North Carolina
4.	APBI Finance Corporation	Delaware
5.	PPD GP, LLC	Delaware
6.	PPD Holdings, LLC	Delaware
7.	PPD UK Holdings Ltd	United Kingdom
8.	PPD Development, LP	Texas
9.	ATP, LLC	North Carolina
10.	Pharmaco Investments, Inc.	Delaware
11.	PPD International Holdings, Inc.	Delaware
12.	PPD France SNC	France
13.	PPD Scandinavia AB	Sweden
14.	Pharmaceutical Product Development Spain SL	Spain
15.	PPD do Brasil-Suporte a Pesquisa Clinica Ltda.	Brazil
16.	PPD Argentina, S.A.	Argentina
17.	PPD International Holdings, Inc. y Compania Limitada	Chile
18.	Pharmaceutical Product Development South Africa (Pty) Ltd	South Africa
19.	PPD Canada, Ltd.	Canada
20.	PPD Australia Pty Ltd	Australia
21.	PPD International Holdings GmbH	Germany
22.	PPD Germany GmbH	Germany
23.	PPD Poland Sp. Z o.o.	Poland
24.	PPD Czech Republic s.r.o.	Czech Republic
25.	PPD Germany GmbH & Co KG	Germany
26.	PPD Hungary Research & Development Limited	Hungary
27.	PPD Italy S.r.l.	Italy
28.	PPD Mexico, S.A. de C.V.	Mexico
29.	PPD Development (Thailand) Co., Ltd	Thailand
30.	PPD Japan K.K.	Japan
31.	PPD Global, Ltd	United Kingdom
32.	Clinical Technology Centre (International) Ltd	United Kingdom
33.	Cambridge Applied Nutrition Toxicology & Biosciences Ltd	United Kingdom
34.	Clinical Science Research International Ltd	United Kingdom
35.	Leicester Clinical Research Centre Ltd	United Kingdom
36.	Chelmsford Clinical Trials Unit Ltd	United Kingdom
37.	Gabbay Ltd	United Kingdom
38.	Data Analysis & Research (DAR) Ltd	Scotland
39.	PPD Global Central Labs BVBA	Belgium
40.	PPD Development (S) Pte Limited	Singapore
41.	PPD Development (HK) Limited	Hong Kong
42.	PPD (Netherlands) BV	Netherlands
43.	PPD Pharmaceutical Development India Private Limited	India

44.	River Ventures, LLC	North Carolina
45.	PPD Slovak Republic s.r.o.	Slovak Republic
46.	PPD Peru S.A.C.	Peru
47.	PPD Vaccines and Biologics, LLC	Pennsylvania
48.	PPD Pharmaceutical Development (Beijing) Co., Ltd	China
49.	Greenbird Limited	Cyprus
50.	PPD Development Ireland Ltd	Ireland
51.	Limited Liability Company PPD Development (Smolensk)	Russia
52.	PPD Global Central Labs (S) Pte. Ltd.	Singapore
53.	Limited Liability Company Contract Research Organization Innopharm – Ukraine	Ukraine
54.	PPD Dermatology, LLC	Delaware
55.	AbC.R.O., Inc.	Virginia
56.	PPD BULGARIA EOOD	Bulgaria
57.	BioDuro LLC	Delaware
58.	BioDuro (Mauritius)	Mauritius
59.	BIODURO (BAONUO) BEIJING TECHNOLOGY CO., LTD.	Beijing, China
60.	Excel Pharmastudies, Inc.	Cayman
61.	Excel Pharmastudies Inc.	Beijing, China
62.	EXCEL PHARMASTUDIES TAIZHOU BIOMETRICS, INC.	China
63.	EXCEL PHARMASTUDIES TAIZHOU VACCINE, INC.	China
64.	Excel Pharmastudies (US), Inc.	California
65.	PPD CT Investments LLP	United Kingdom
66.	PPD Romania SRL	Romania
67.	AbC.R.O. d.o.o.	Croatia
68.	AbC.R.O. Poland Sp. Z o.o.	Poland
69.	Limited Liability Company ABC.R.O. (ooo ABC.R.O.)	Russia
70.	X-Chem, Inc.	Delaware
71.	PPD Colombia S.A.S.	Colombia
72.	PPD (Guatemala), S.A.	Guatemala
73.	BioDuro Biologics Pte. Ltd.	Singapore

Subsidiaries 1, 2, 47 and 54 are wholly-owned subsidiaries of Pharmaceutical Product Development, Inc.

Subsidiaries 5 and 6 are wholly-owned subsidiaries of Subsidiary 1.

Subsidiary 8 is owned 99.9% by Subsidiary 6 and 0.1% by Subsidiary 5.

Subsidiaries 3, 4, 9, 10, 11, and 44 are wholly-owned subsidiaries of Subsidiary 8.

Subsidiaries 13, 18, 19, 20, 21, 27, 30 and 55 are wholly-owned subsidiaries of Subsidiary 11.

Subsidiary 12 is owned 99.999% by Subsidiary 11 and 0.01% by Subsidiary 1.

Subsidiary 14 is owned 99.231 % by Subsidiary 11 and 0.769% by Subsidiary 8.

Subsidiary 15 is owned 99.99% by Subsidiary 11 and 0.01% by Pharmaceutical Product Development, Inc.

Subsidiary 16 is owned 95% by Subsidiary 11 and 5% by Subsidiary 1.

Subsidiary 17 is owned 99% by Subsidiary 11 and 1% by Subsidiary 1.

Subsidiaries 22 and 23 are wholly-owned subsidiaries of Subsidiary 21.

Subsidiary 24 is owned 97.78% by Subsidiary 21 and 2.22% by Subsidiary 11.

Subsidiary 25 is a wholly- owned subsidiary of Subsidiary 21.

Subsidiary 26 is owned 96.67% by Subsidiary 21 and 3.33% by Subsidiary 11.

Subsidiary 28 is owned 99.99% by Subsidiary 11 and 0.01% by Subsidiary 8.

Subsidiary 29 is owned 99.99% by Subsidiary 11 and 1 share is held by each of Subsidiary 7 and Subsidiary 40.

Subsidiaries 31, 35, 36, 37, 38, 40, 42, 50, 52, 56, 57 and 60 are wholly-owned subsidiaries of Subsidiary 7.

Subsidiary 32 is owned 99% by Subsidiary 31 and 1% by Subsidiary 7.

Subsidiary 33 is owned 50% by Subsidiary 7 and 50% by Subsidiary 31.

Subsidiary 34 is a wholly-owned subsidiary of Subsidiary 31.

Subsidiary 39 is 99.9% owned by Subsidiary 7 and 0.1% by Subsidiary 31.

Subsidiary 41 is 50% owned by Subsidiary 40 and 50% by Subsidiary 1.

Subsidiary 43 is owned 99.99% by Subsidiary 7 and .01% by Subsidiary 31.

Subsidiary 45 is owned 85% by Subsidiary 7 and 15% by Subsidiary 31.

Subsidiary 46 is owned 99.99% by Subsidiary 11 and .01% by Subsidiary 1.

Subsidiary 48 is a wholly-owned subsidiary of Subsidiary 40.

Subsidiary 49 is owned 99.95% by Subsidiary 7 and 0.05% by Subsidiary 42.

Subsidiary 51 is a wholly-owned subsidiary of Subsidiary 49.

Subsidiary 53 is a wholly-owned subsidiary of Subsidiary 51.

Subsidiary 7 is 99.6% owned by Subsidiary 11 and 0.4% by Subsidiary 55.

Subsidiary 58 is a wholly-owned subsidiary of Subsidiary 57.

Subsidiary 59 is a wholly-owned subsidiary of Subsidiary 58.

Subsidiary 61 and 64 are wholly-owned subsidiaries of Subsidiary 60.

Subsidiary 62 is 50% owned by Subsidiary 61 and 50% by an unrelated third party.

Subsidiary 63 is 33.33% owned by Subsidiary 61, 16.67% by Subsidiary 62 and 50% by an unrelated third party.

Subsidiary 65 is 80% owned by Subsidiary 4 and 20% by Subsidiary 11.

Subsidiary 66 is 99.3% owned by Subsidiary 55 and 0.7% by Subsidiary 56.

Subsidiaries 67 and 68 are wholly-owned subsidiaries of Subsidiary 55.

Subsidiary 69 is 75% owned by Subsidiary 56 and 25% by Subsidiary 55.

Subsidiary 70 is owned 60% by Pharmaceutical Product Development, Inc. and 40% owned by an unrelated third party.

Subsidiary 71 is a wholly-owned subsidiary of Subsidiary 7.

Subsidiary 72 is 99% owned by Subsidiary 11 and 1% by Subsidiary 1.

Subsidiary 73 is 75% owned by Subsidiary 40 and 25% by an unrelated third party.

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